SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-LAMSON & SESSION CO

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 1/23/97            5,000-            7.8247
                                 1/22/97           10,000             7.6750
               THE GABELLI EQUITY TRUST,INC.
                                 3/10/97            5,000-            8.0747
                                 2/27/97            5,000-            7.9497
               THE GABELLI ASSET FUND
                                 3/06/97            5,000-            8.1250
                                 1/20/97           10,000-            7.1998
          GAMCO INVESTORS, INC.
                                 2/25/97            2,000-            8.0000
                                 2/24/97            1,000-             *DO
                                 2/24/97           12,000-            8.0000
                                 2/18/97           15,000-            7.8000
                                 1/31/97            2,800-            8.2500
                                 1/30/97            3,700-            8.2500
                                 1/29/97            3,500-            8.0000


















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.
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